INTIVA BioPharma (OTCQB-NTVA) Files a Listing Application with the Canadian Securities Exchange (CSE)

The CSE listing, when approved, will increase Intiva BioPharma’s visibilty in the international financial community and help attract interest from global investors

DENVER, CO / ACCESSWIRE / August 22, 2018 / INTIVA BioPharma Inc. (“INTIVA” or the “Company”) (NTVA) announced today that it has filed a preliminary non-offering prospectus with certain securities regulators in Canada and has filed a listing application to list its common shares with the Canadian Securities Exchange (“CSE”).

Intiva BioPharma’s shares currently trade on the OTCQB market in the United States, and upon approval of the CSE listing will trade both in the U.S. and Canada.

In announcing the CSE listing application, Alain Bankier, INTIVA BioPharma’s Interim CEO, said, “Cannabinoid pharmaceutical development is increasingly becoming a global activity. Consistent with this trend, we recently announced that Germany-based, Dr. Benedikt Schoser was retained as an advisor to INTIVA. Dr. Schoser is a world-renowned expert on the molecular mechanisms of muscle loss and weakness, and myotonic dystrophy, conditions for which INTIVA previously filed a patent application in the U.S.”

Bankier also stated, “Since Toronto has become the world financial center for cannabis and cannabinoid pharma-related financings, it became clear that a Canadian stock market listing would be beneficial for INTIVA in potentially accessing capital from global investors and developing increased trading activity of the Company’s shares.”

About INTIVA BioPharma Inc:

INTIVA BioPharma is a US-based pharmaceutical development company engaged in the formulation, development, and commercialization of cannabinoid-based pharmaceuticals in accordance with U.S. Food and Drug Administration (“FDA”) pre-clinical and clinical pathways, to address a broad range of medical conditions and disorders.

INTIVA BioPharma’s drug development strategy consists of:

1.	The determination of medical conditions and disorders that could potentially benefit from cannabinoid-based formulations;
2.	Conducting “freedom to operate” investigations on these conditions;
3.	The preparation of patent applications and the prosecution of such application and/or the licensing of existing patents;
4.	Identifying the regulatory pathway with the FDA; and
5.	Proceeding with pre-clinical and clinical development activities in accordance with FDA protocols for submission to obtain approval for the particular product(s).

Current financial disclosure and Real-Time Level 2 quotes for Intiva BioPharma are available at www.otcmarkets.com or at www.INTIVABioPharma.com.

The listing of the Company’s common shares on the CSE is subject to acceptance by the exchange. There are no assurances that acceptance will be granted. Listing on the CSE is subject to certain conditions including that the Company receives a receipt for a final prospectus filed with certain securities regulatory authorities in Canada.

INTIVA Disclosure Notice: This press release contains “forward-looking statements. For this purpose, any statements contained herein or which are otherwise made by or on behalf of INTIVA BioPharma that are not statements of historical facts may be deemed forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “to,” “plan,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “would,” “estimate,” or “continue,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Readers are cautioned that all forward-looking statements involve risk and uncertainties, which may cause results to differ materially from those, set forth in the statements. Such risks and uncertainties include, but are not limited to the following: the success of research and development activities and the speed with which regulatory authorizations and product launches may be achieved; government regulation generally; competitive developments; the ability to successfully market products domestically and internationally; difficulties or delays in manufacturing or issues relating to manufacturing capacity; commercial obstacles to the successful introduction of brand products generally; legal defense costs, insurance expenses, settlement costs, and the risk of an adverse decision or settlement relating to product liability, patent protection, governmental investigations, and other legal proceedings; INTIVA BioPharma’s ability to acquire and protect patents and other intellectual property both domestically and internationally; the absence of certainty regarding the receipt of required regulatory approval or the timing or terms of such approvals; any changes in business, political and economic conditions; business interruption due to events outside of INTIVA BioPharma’s control.

Readers are cautioned not to place reliance on these forward-looking statements, which are valid only as of the date they were made. INTIVA BioPharma undertakes no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as expressly required by law.

Company Contact:

Mark Lubchenco

Director of Investor Relations

INTIVA BioPharma Inc.

Phone: +1 303 495 7583

Email mlubchenco@intivabiopharma.com

Website: www.INTIVABioPharma.com